Consent of Independent Registered Public Accounting Firm

The Board of Directors
Halliburton Company:

We consent to the incorporation by reference in the registration statement (No. 333‑215933) on Form S-3ASR, and (No. 333-166656) on Form S-4, and (Nos. 333-76496, 333-162648, 333-205842, and 333-218568) on Form S-8 of Halliburton Company of our reports dated February 9, 2018 with respect to the consolidated balance sheets of Halliburton Company and subsidiaries (the Company) as of December 31, 2017 and 2016, and the related consolidated statements of operations, comprehensive income, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2017, and the related notes (collectively, the "consolidated financial statements"), and the effectiveness of internal control over financial reporting as of December 31, 2017, which reports appear in the Company’s December 31, 2017 annual report on Form 10‑K. Our report dated February 9, 2018 refers to a change in accounting for deferred income taxes related to intra-entity transfers other than inventory.

/s/ KPMG LLP

Houston, Texas
February 9, 2018